Exhibit 10.1

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

TROY LOWRY, derivatively on behalf of

VIOLIN MEMORY, INC.

Plaintiff,

vs.

DONALD G. BASILE, CORY J. SINDELAR,

DIXON R. DOLL, JR., JEFFERY J. NEWMAN,

HOWARD ALLEN BAIN III, LAWRENCE J. LANG,

DAVID B. WALROD and MARK N. ROSENBLATT,

Defendants,

-and-

VIOLIN MEMORY, INC.,

Nominal Defendant.

CASE NO.: 4:13-cv-05768-YGR

STIPULATION AND AGREEMENT OF

COMPROMISE, SETTLEMENT AND RELEASE

This Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) is entered into by counsel for plaintiff Troy Lowry (“Plaintiff”) and counsel for defendants Donald G. Basile, Cory J. Sindelar, Dixon R. Doll, Jeffery J. Newman, Howard A. Bain III, Lawrence J. Lang, David B. Walrod, and Mark N. Rosenblatt (collectively the “Individual Defendants”), and the nominal defendant, Violin Memory, Inc. (“Violin” or the “Company,” and together with Plaintiff and the Individual Defendants, the “Parties”), and is hereby submitted for approval by the United States District Court for the Northern District of California. The settlement contemplated by this Stipulation shall be referred to as the “Settlement.”

WHEREAS:

A. On November 26, 2013, a class action complaint, styled Yun-Chung Tsai v. Violin Memory Inc., et al., 4:13-cv-05486-YGR, was filed in this Court against Violin Memory and certain of the Individual Defendants for claims under Sections 11 and 15 of the Securities Act of 1933. On November 27, 2013, a substantially similar related action was filed with this Court entitled, Richard L. Schneider v. Violin Memory Inc. et al., 3:13-cv-013-cv-05515-CW, asserting both claims under the Securities Act and claims under Section 10(b) and 20(a) of the Securities Exchange Act of 1934. Thereafter two additional related cases were filed: Andrew McBrian v. Violin Memory, Inc. et al., 13-cv-05610-PJH (filed December 4, 2013); and Alan Richards v. Violin Memory, Inc. et al., 13-cv-05834-YGR (December 17, 2013), alleging Securities Act claims under Sections 11, 12(a)(2) and 15. On February 13, 2014, the Court issued an Order consolidating these cases In re Violin Memory, Inc. Securities Litigation, Master File No. 4:13-cv-05486-YGR (the “Securities Class Action”).

B. Plaintiff filed this case (the “Derivative Action”) on December 12, 2013, asserting that: (i) the Individual Defendants, while acting as members of the Company’s Board of Directors or as a Company officer, breached their fiduciary duties to nominal defendant Violin Memory by failing to ensure the accurate and timely reporting of the Company’s operating results and financial condition; (ii) Defendants Basile, Doll, and Sindelar were unjustly enriched through, among other things, the compensation they received from the Company at a time when the Company was experiencing losses; and (iii) the Individual Defendants wasted corporate assets in connection with Defendants Basile, Doll and Sindelar’s compensation, the Company’s initial public offering, and the alleged breaches of fiduciary duties.

C. The Individual Defendants executed waivers of the serve of summons on for the Derivative Action on December 14, 2013, and the Company was served with the Derivative Action complaint on December 18, 2013.

D. On December 16, 2013, the Company filed a Form 8-K, which disclosed that Violin Memory had terminated Defendant Basile, its President and Chief Executive Officer.

E. On January 2, 2014, the Company filed a Form 8-K, announcing that Defendant Doll resigned from his position as Violin Memory’s Chief Operating Officer and as a director.

F. The Parties attended an Initial Case Management Conference for all of the related actions, including the Securities Class Action and the Derivative Action, on February 10, 2014. During the conference, the Parties discussed with the Court a possible stay of the Derivative Action pending further developments in the Securities Class Action.

G. Pursuant to the Stipulation and Order for Stay entered on February, 26, 2014, the Derivative Action was stayed in order to simplify the issues in question in the Derivative Action, streamline the trial of the Derivative Action, reduce the burden of litigation on the parties and the court, and avoid potential prejudice to the Company’s defense of the Securities Class Action. The proceedings in the Derivative Action were temporarily stayed until the earliest to occur of: (a) thirty (30) days following the commencement of any shareholder derivative action alleging substantially the same facts and claims as those in the Derivative Action in any federal or state court; (b) Defendants’ filing of an answer to the complaint in the Securities Class Action (including, if applicable, an amended or consolidated complaint); (c) thirty (30) days following entry of an order in the Securities Class Action denying in whole or in part a motion to dismiss the Securities Class Action; or (d) thirty (30) days following notice to the Court that the parties in the Securities Class Action have come to an agreement to settle the Securities Class Action.

H. Also on February 26, 2014, the Court issued an order appointing a lead plaintiff in the Securities Class Action. An expanded Securities Class Action consolidated complaint was filed on March 28, 2014. The Consolidated Complaint alleged that the Company’s Registration Statement contained materially untrue statements at the time it became effective. The alleged untrue statements related to: certain negative trends that were materially impacting the Company’s sales to government-related customers; the quality of the Company’s flash array devices and memory cards; the management and professional background of the Company’s then-current Chief Executive Officer, Donald G. Basile; and the Company’s disclosure of non-cancelable order commitments. The Securities Class Action consolidated complaint alleged claims under Sections 11, 12, and 15 of the Securities Act of 1933.

I. On June 10, 2014, Violin Memory filed a Form 8-K, announcing that Defendants Newman and Bain had resigned from the Company’s Board.

J. The Securities Class Action defendants filed motions to dismiss, which were granted in part, with leave to amend, on October 31, 2014.

K. The parties in the Securities Class Action agreed to a schedule for the filing of an amended complaint and motion to dismiss the amended complaint, pursuant to a Stipulation and Scheduling Order entered by the Court on November 12, 2014. Pursuant to this schedule, on November 21, 2014, the Securities Class Action lead plaintiffs filed an amended complaint, amending their claims against the underwriter defendants only.

L. On December 2, 2014, the Court entered a Stipulation and Order for Stay, extending the stay of the Derivative Action until January 30, 2015, to allow the parties to continue to discuss the most efficient prosecution of this action in light of the developments in the Securities Class Action.

M. On December 19, 2014, the Securities Class Action defendants filed motions to dismiss the amended complaint. Thereafter, on January 16, 2015, the Court so ordered a stipulation amending the briefing schedule for the motions to dismiss the amended complaint. Pursuant to the January 16, 2015 Order, the Securities Class Action lead plaintiffs filed their response to the motions to dismiss on January 23, 2015.

N. On February 3, 2015, the Court entered a Stipulation and Order for Stay, extending the stay of the Derivative Action in order to avoid inefficiencies and duplicative efforts, better preserve the resources of the Parties and the Court, and more closely align the proceedings in the Derivative Action with the proceedings in the Securities Class Action. The proceedings in the Derivative Action were temporarily stayed until the earliest to occur of: (a) thirty (30) days following the commencement of any shareholder derivative action alleging substantially the same facts and claims as those in the Derivative Action in any federal or state court; (b) Defendants’ filing of an answer to the complaint in the Securities Class Action (including, if applicable, an amended or consolidated complaint); (c) thirty (30) days following entry of an order in the Securities Class Action denying in whole or in part a motion to dismiss the amended complaint in the Securities Class Action; or (d) thirty (30) days following notice to the Court that the parties in the Securities Class Action have come to an agreement to settle the Securities Class Action

O. On February 13, 2015, the Securities Class Action defendants filed reply briefs in further support of their motions to dismiss the amended complaint. On April 30, 2015, the Court issued an order in the Securities Class Action Granting in Part the Securities Class Action Defendants’ Motions to Dismiss and ordering that a new amended complaint in line with the order be filed within seven days. The Court allowed the Securities Class Action to proceed against all Defendants with regard to two alleged omissions: (1) allegations concerning negative trends impacting sales to government-related customers and (2) allegations concerning Donald Basile’s former employment.

P. On March 2, 2015, counsel for Plaintiff sent a settlement demand letter to counsel for Defendants.

Q. The parties in the Securities Class Action and the Parties in the Derivative Action participated in a formal mediation on March 19, 2015, with the Honorable Layne R. Phillips (ret.), which was not successful.

R. On May 6, 2015, the Securities Class Action lead plaintiffs filed a Second Amended Consolidated Class Action Complaint. The Securities Class Action second amended complaint alleged claims under Sections 11, 12, and 15 of the Securities Act of 1933. The Securities Class Action defendants, including underwriter defendants, filed answers on May 20 and May 21, 2015.

S. Pursuant to the Stipulation and Order for Stay entered by the Court on June 29, 2015, the Parties agreed that a continued stay of the Derivative Action was appropriate to avoid inefficiencies and duplicative efforts, better preserve the resources of the Parties and the Court, and more closely align the proceedings in the Derivative Action with the proceedings in the Securities Class Action. The Defendants’ time to answer, move against, or respond to the Derivative Action complaint was extended pending further litigation of the Securities Class Action. The Parties further agreed to confer in a status conference among each other no less frequently than every four (4) months, so as to update Plaintiff on the status of the Securities Class Action, the possible effect of this action on the Derivative Action, and address any related matters.

T. Beginning in June 2015, the parties in the Securities Class Action began to engage in discovery. On October 13, 2015, while the Securities Class Action lead plaintiffs’ motion for class certification and the defendants’ Motion for an Order Requiring Plaintiffs to Seek Leave to Amend Their Complaint to Conform to Their New Theory of Liability were pending, the Court issued an order in the Securities Class Action granting the defendants’ request for an order limiting discovery to the period of January 1, 2013 through September 30, 2013.

U. On or about November 3, 2015, after several further private mediations, the parties to the Securities Class Action agreed on the principal terms of a settlement, subject to certain contingencies.

V. In January 2016, in furtherance of settlement discussions, counsel for Defendants provided counsel for Plaintiff with copies of certain corporate governance documents of the Company.

W. As a result of the Parties’ arm’s-length discussions and negotiations, in February of 2016 the Parties to this action reached an agreement in principle, with certain contingencies, providing for the settlement of the Derivative Action on the terms and conditions set forth below, which will include but are not limited to a release of all claims in the Derivative Action.

X. Beginning in January of 2016, Defendants produced to Plaintiff certain documents and information as confirmatory discovery, including, but not limited to, the Company’s current corporate governance polices, the Company’s use of insurance policies that may provide coverage in the Derivative Action, relevant Board and Board committee minutes, and a subset of documents produced by the Company in the Securities Class Action, for the sole purpose of allowing Plaintiff to assess the reasonableness and adequacy of the proposed Settlement.

Y. Plaintiff has thoroughly reviewed and analyzed the facts and circumstances relating to the claims asserted in the Derivative Action, including conducting arm’s length discussions with Defendants, reviewing publicly available information, analyzing the confirmatory discovery and subsequent factual developments at the Company and in the Securities Class Action, and reviewing applicable case law and other authorities. Plaintiff brought his claims in good faith and continues to believe that his claims have legal merit. However, Plaintiff recognizes that there are legal and factual defenses to the claims asserted in the Derivative Action which present substantial risks to the successful resolution of any litigation, especially in complex shareholder derivative litigation such as the Derivative Action. Accordingly, in light of these risks and based on their evaluation of the claims and their substantial experience, counsel for Plaintiff has determined that the Settlement, which confers substantial benefits upon the Company and its stockholders, is fair, reasonable and adequate, and in the best interests of the Company and its stockholders.

Z. Defendants have vigorously denied, and continue vigorously to deny, all allegations of wrongdoing, fault, liability or cognizable damage to the Company, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they acted improperly in any way, believe that they acted properly at all times, believe the Derivative Action has no merit, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever. Defendants are entering into this Settlement solely because they consider it desirable that the Derivative Action be settled and dismissed with prejudice in order to, among other things, (i) eliminate the burden, inconvenience, expense, uncertainty and distraction of further litigation; and (ii) finally put to rest all claims that were or could have been asserted against Defendants in the Derivative Action.

AA. Based on the foregoing, the Parties believe that it is reasonable and appropriate to seek approval of the Settlement by the Court based upon the terms set forth herein and the benefits and protections to be provided thereby.

NOW THEREFORE, IT IS STIPULATED AND AGREED, subject to approval by the Court pursuant to Federal Rule of Civil Procedure 23.1, by and between the undersigned counsel for the Parties, in consideration of the benefits flowing to the Parties from, and as described in, the Settlement, that all Released Claims (as defined below) shall be and hereby are fully and finally compromised, settled, released and discontinued, and that the Derivative Action shall be dismissed with prejudice on the merits and without costs (except as provided herein) as to all Released Parties upon the terms and conditions herein.

CERTAIN DEFINITIONS

In addition to the terms defined above, the following additional terms shall have the meanings specified below:

1. “Final Approval” of the Settlement means the date, following the Court’s entry of the Order and Final Judgment, on which the Order and Final Judgment is final and no longer subject to appeal or further review, whether as a result of affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise, provided, however, and notwithstanding any provision to the contrary in this Settlement, Final Approval of the Settlement shall not include, and the Settlement is expressly not conditioned upon, the approval of an application for attorneys’ fees and the reimbursement of expenses to Lead Counsel as contemplated below or any appeal or further review related thereto.

2. “Notice” means the Notice of Settlement of Stockholder Derivative Litigation, substantially in the form attached hereto as Exhibit C.

3. “Notice Costs” means the costs and expenses incurred in providing notice of the Settlement to Company stockholders.

4. “Order and Final Judgment” means an order entered by the Court, substantially in the form attached hereto as Exhibit D, finally approving the Settlement and dismissing the Derivative Action with prejudice on the merits and without costs to any party (except as provided in Paragraphs 18 and 22 below).

5. “Person” means any individual, corporation, professional corporation, limited-liability company, partnership, limited partnership, limited-liability partnership, association, joint-stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives or assignees.

6. “Preliminary Approval Order” means an order entered by the Court, substantially in the form attached hereto as Exhibit B, setting forth the date for a Settlement Hearing on the proposed Settlement, directing notice thereof and preliminarily determining, for purposes of the Settlement only, that the Derivative Action is properly maintained as shareholder derivative action on behalf of the Company.

7. “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, actions taken pursuant to the Stipulation, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, brought or that could be brought derivatively or otherwise by or on behalf of the Company against any of the Released Parties (defined below), which now or hereafter are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that are, were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved or referred to in the Derivative Action; provided, however, that the Released Claims shall not include claims to enforce this Settlement. For the avoidance of doubt, the Released Claims do not include any direct claims on behalf of present or former Company stockholders that are being prosecuted in the Securities Class Action.

8. “Released Parties” means (i) the Defendants, including the Individual Defendants Donald G. Basile, Cory J. Sindelar, Dixon R. Doll, Jeffery J. Newman, Howard A. Bain III, Lawrence J. Lang, David B. Walrod, and Mark N. Rosenblatt, and the nominal defendant Violin Memory; (ii) all other current and former employees, officers, directors and advisers of the Company; and (iv) for each and all of the foregoing persons or entities (but only to the extent such persons are released as provided above), any and all of their respective past or present insurers, reinsurers, family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

9. “Releases” means the releases set forth in Paragraphs 13 and 14 below.

10. “Settlement Hearing” means the hearing at which the Court will review the adequacy, fairness and reasonableness of the Settlement and determine whether to issue the Order and Final Judgment.

11. “Unknown Claims” means any claims of Plaintiff or the Company or any Company stockholder that he, she or it does not know or suspect exist in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement.

SETTLEMENT CONSIDERATION

12. In connection with the Settlement, the Company has agreed to implement a program of corporate-governance reforms described in Exhibit A hereto that represent the Parties’ agreed-upon efforts to address the allegations set forth in the complaints in the Derivative Action and Plaintiff believes is tailored to address the allegations made in the Derivative Action.

RELEASES

13. Upon Final Approval, Plaintiff, the Company and by operation of law the Company’s stockholders shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge each and all of the Released Parties from and with respect to any and all of the Released Claims, and will be forever barred and enjoined from commencing, instituting or prosecuting any action or proceeding, in any forum, asserting any of the Released Claims against any of the Released Parties. Except as otherwise expressly provided in this Stipulation, none of the Released Parties shall be required to make any payment or other financial contribution to the Settlement.

14. Upon Final Approval, Defendants, individually and collectively, shall and hereby do completely, fully, finally and forever release, relinquish, settle, and discharge Plaintiff and Plaintiff’s counsel from and with respect to any and all claims arising out of or relating to the initiation, prosecution, and resolution of the Derivative Action, excepting any claim to enforce the Stipulation or Settlement.

EFFECT OF RELEASES

15. The Released Claims include any and all Unknown Claims. With respect to any of the Released Claims, the Parties stipulate and agree that upon Final Approval of the Settlement, Plaintiff and the Company shall have, and each Company stockholder shall be deemed to have, and by operation of the final order and judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States or any foreign nation which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Plaintiff and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiff, the Company and all Company stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for, was a material element of the Settlement, and was relied upon by each and all of Defendants in entering into the Settlement Agreement.

PRELIMINARY APPROVAL

16. As soon as practicable after the Stipulation has been executed, the Parties shall jointly submit this Stipulation, together with its related documents, to the Court and request entry of the Preliminary Approval Order: (a) preliminarily determining that the Derivative Action is properly brought as shareholder derivative action; (b) preliminarily approving the Settlement; (c) setting a date for hearing of a motion for final approval of the Settlement and Plaintiff counsel’s application for an award of attorneys’ fees and expenses; (d) directing the form and manner of Notice to stockholders of the Settlement and of their right to object; (e) setting dates for the receipt of objections and the filing of final approval papers; (f) staying all proceedings in the Derivative Action except as may be necessary to implement the Settlement; and (g) granting such other and further relief as the Court deems just and proper.

NOTICE

17. Notice of the proposed Settlement shall be provided to Company stockholders in the following manner (or in such other manner directed by the Court): (i) the Company shall cause the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K; (ii) the Company shall post a link to the Stipulation and Notice on the Company’s website; (iii) Plaintiff’s Counsel shall publish the Notice through a national wire service; and (iv) and counsel for Plaintiff shall post the Notice on its website.

18. The Company shall bear all Notice Costs related to promulgating notice in the manner set forth in items (i) and (ii) in Paragraph 17 above. Counsel for Plaintiff shall bear all Notice Costs related to promulgating notice in the manner set forth in items (iii) and (iv) in Paragraph 17 above.

DISMISSAL WITH PREJUDICE

19. If the Settlement is approved by the Court, the Parties shall jointly and promptly request that the Court enter the Order and Final Judgment in the Derivative Action substantially in the form attached hereto as Exhibit D.

CONDITIONS OF SETTLEMENT

20. The Settlement (including the Releases given pursuant to the terms of this Stipulation) shall be null and void and of no force and effect, unless otherwise agreed by the Parties in accordance with Paragraph 41 herein, if: (i) the Court does not enter the Order and Final Judgment; (ii) the Derivative Action is not dismissed with prejudice against all Defendants, without the award of any damages, costs, fees or the grant of further relief; or (iii) the Settlement does not obtain Final Approval for any reason. In addition, Defendants shall have the right in their sole discretion to terminate this Settlement in the event that any Released Claim is commenced or prosecuted against any of the Released Parties in any court prior to Final Approval of the Settlement and (following a motion by any Defendant) is not dismissed with prejudice or stayed pending Final Approval of the Settlement. In the event of such termination, this Stipulation shall be deemed null and void (except as provided in Paragraph 28 below). The Parties shall be deemed to be in the respective positions they were in prior to the execution of this Stipulation.

ATTORNEYS’ FEES

21. If the Court approves the terms of the Stipulation as provided herein, including any modifications thereto made with consent of the Parties, Plaintiff’s Counsel intends to apply to the Court for an award of attorneys’ fees and expenses (the “Fee and Expense Amount”). Defendants agree that Plaintiff’s counsel is entitled to an award of reasonable attorneys’ fees and expenses from the Company. Court approval of such fee application is not a condition of this Settlement, and such fee application may be considered separately from the proposed Settlement.

22. The Fee and Expense Amount as awarded by the Court shall be shall be payable by the Defendants or its insurer(s) to Plaintiff’s Counsel within ten (10) business days after the later of (a) the date of entry by the Court of the final order awarding such attorneys’ fees or expenses, or (b) the receipt by Defendants’ counsel of wire/check payee instructions and a Form W-9 providing the tax identification number for Plaintiff’s Counsel.

23. Plaintiff’s counsel may also submit an application to the Court for the awarding of an incentive amount of up to $5,000 for Plaintiff to be paid from the Fee and Expense Amount as may be awarded by the Court.

24. Neither the resolution of, nor any ruling regarding, the fee application or any award of attorneys’ fees and expenses shall be a precondition to the Settlement or the dismissal of the Derivative Action with prejudice and entry of the Order and Final Judgment in accordance with the terms of the Stipulation. The Court may consider and rule upon the fairness, reasonableness and adequacy of the Settlement independently of the fee application and any fee award, and any failure of the Court to approve the fee application in whole or in part shall have no impact on the effectiveness of the Settlement. Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the Releases and the other obligations of the Parties under the Settlement (except with respect to the payment of attorneys’ fees and expenses) shall not be conditioned upon or subject to the resolution of any appeal from any order, if such appeal relates solely to the issue of any award of attorneys’ fees or the reimbursement of expenses.

COOPERATION

25. The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement (including, but not limited to, resolving any objections raised with respect to the Settlement).

26. The Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation to the extent that such deadlines have not been so ordered by the Court.

27. If any of the Released Claims are asserted or continue to be litigated against any of the Released Parties in any court prior to Final Approval of the Settlement, Plaintiff and his counsel shall join, if requested by Defendants, in any motion to dismiss or stay such proceedings and otherwise shall use their best efforts to cooperate with Defendants to effect a withdrawal or dismissal of the claims.

STIPULATION NOT AN ADMISSION

28. The existence of this Stipulation, its contents and any negotiations, statements or proceedings in connection therewith will not be argued to be, and will not be construed or deemed to be, a presumption, concession or admission by any of the Released Parties or any other person of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Derivative Action or otherwise or that the Company, Plaintiff, Plaintiff’s counsel or any present or former stockholders of the Company or any other person, have suffered any damage attributable in any manner to any of the Released Parties. Nor shall the existence of this Stipulation and its contents or any negotiations, statements or proceedings in connection therewith be construed as a presumption, concession or admission by Plaintiff or Plaintiff’s counsel of any lack of merit of the Released Claims, or that the Company has not suffered cognizable damages caused by Defendants. The existence of the Stipulation, its contents or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Derivative Action or otherwise, except as may be necessary to effectuate the Settlement. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

NO WAIVER

29. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation by such other party.

30. No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

AUTHORITY

31. This Stipulation will be executed by counsel to the Parties, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

SUCCESSORS AND ASSIGNS

32. This Stipulation is, and shall be, binding upon, and inure to the benefit of, the Parties and their respective agents, executors, administrators, heirs, successors and assigns; provided, however, that no Party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other Parties.

GOVERNING LAW AND FORUM

33. This Stipulation, and any dispute arising out of or relating in any way to this Stipulation, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-laws principles. Each of the Parties: (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Alameda County, California as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Stipulation and/or the Settlement; (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Court (provided that, in the event that subject-matter jurisdiction is unavailable in the federal court, then all such claims shall be brought, heard and determined exclusively in any state court sitting in Alameda County, California); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court; (iv) agrees not to bring any action or proceeding arising out of or relating to this Stipulation in any other court; and (v) EXPRESSLY WAIVES THE RIGHT TO A JURY TRIAL, AND AGREES NOT TO PLEAD OR TO MAKE ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS SUBJECT (IN WHOLE OR IN PART) TO A JURY TRIAL. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the Parties further agrees to waive any bond, surety or other security that might be required of any other Party with respect to any such action or proceeding, including an appeal thereof. Each of the Parties further consents and agrees that process in any such suit, action or proceeding may be served on such Party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law, and in the case of Plaintiff by giving such written notice to Plaintiff’s counsel at their address set forth in the signature blocks below.

WARRANTY

34. Plaintiff’s counsel warrants that (i) their client has been a continuous stockholder of the Company at all times relevant to the allegations in the Derivative Action and through the date of this Stipulation; and (ii) none of the Released Claims has been assigned, encumbered or in any manner transferred in whole or in part, and that they and their client will not attempt to assign, encumber or in any manner transfer in whole or in part any of the Released Claims.

35. Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the party deems necessary and advisable.

ENTIRE AGREEMENT

36. This Stipulation and the attached exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof, supersede all prior or contemporaneous oral or written agreements, understandings or representations. All of the exhibits hereto are incorporated by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

INTERPRETATION

37. Each term of this Stipulation is contractual and not merely a recital.

38. This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship.

39. Section and/or paragraph titles have been inserted for convenience only and will not be used in construing the terms of this Stipulation.

40. The terms and provisions of this Stipulation are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other person or entity, except with respect to (a) any attorneys’ fees and expenses to be paid to counsel pursuant to the terms of this Stipulation; and (b) the Released Parties who are not signatories hereto, and who shall be third-party beneficiaries under this Stipulation entitled to enforce it in accordance with its terms.

AMENDMENTS

41. This Stipulation may not be amended, changed, waived, discharged or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the parties to this Stipulation. Any such written instrument signed by the parties to this Stipulation shall be effective upon approval of the Court, without further notice to Company stockholders, unless the Court requires such notice.

COUNTERPARTS

42. This Stipulation may be executed in any number of actual, telecopied or electronically mailed counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual or telecopied counterparts have been signed by each of the parties to this Stipulation and delivered to the other parties. The executed signature page(s) from each actual, telecopied or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Stipulation, dated as of June 29, 2016, to be executed by their duly authorized attorneys.

KAHN SWICK & FOTI, LLC

By:             /s/ Melinda Nicholson

Melinda A. Nicholson

206 Covington Street

Madisonville, LA 70447

Telephone: (504) 455-1400

Facsimile: (504) 455-1498

melinda.nicholson@ksfcounsel.com

michael.palestina@ksfcounsel.com

Counsel for Plaintiff Troy Lowry

ORRICK HERRINGTON & SUTCLIFFE LLP

By:             /s/ M. Todd Scott

James N. Kramer

M. Todd Scott

405 Howard St.

San Francisco, CA 94105

(415) 773-5700

jkramer@orrick.com

tscott@orrick.com

Counsel for Individual Defendants

Donald G. Basile, Cory J. Sindelar,

Dixon R. Doll, Jeffery J. Newman,

Howard A. Bain III, Lawrence J. Lang,

David B. Walrod, and Mark N. Rosenblatt,

and nominal defendant Violin Memory, Inc.

Exhibit A

CORPORATE GOVERNANCE TERMS

Within ninety days following approval of the Settlement, the Company’s Board of Directors will affirm and implement the corporate governance and internal controls set forth below, which will remain in effect for no less than ten years following the Settlement’s effective date.

I.	CORPORATE GOVERNANCE REFORMS

A.	Stockholder Proposals

All stockholder proposals shall be evaluated by a committee of at least three independent directors, with the assistance of outside advisors, if necessary, to determine whether such holder proposal is in the best interests of the Company. The committee shall recommend to the Board for or against such stockholder proposals and the reasons for such a recommendation. The Board shall recommend for or against such proposal and the reasons for such recommendation in a proxy statement.

B.	Board of Directors:

1.	Board Independence

The Company’s Corporate Governance Guidelines shall be amended to provide that at least a majority of the Board shall be comprised of Independent Directors and that a director will be deemed to be independent only if he or she meets the independence requirements of the New York Stock Exchange or the appropriate NASDAQ stock market, as applicable.

2.	Limited Director and Committee Engagements

The Company shall require that: (i) no director may serve simultaneously on the boards of more than four public companies, and (ii) directors shall not serve on more than two committees of the Board, to help ensure that each director fulfills his or her fiduciary oversight duties by devoting sufficient attention to the Company’s business and operations.

3.	Director Orientation and Continuing Education

The Company’s Corporate Governance Guidelines shall be amended to provide that, within one year of their election or appointment, all new members of the Board must participate in a total of eight (8) hours of programs on Corporate Governance Guidelines and Best-in-Class Practices, unless the new member participated in an equivalent program during the three years prior to joining the Board. In addition, annually every member of the Board and senior officers shall participate in a total of four (4) hours of programs on Corporate Governance Guidelines and Best-in-Class Practices. The Company shall make reasonable efforts to arrange for participation in programs including, to the extent possible, modules directed to the issues of compliance with law and regulation, disclosures to shareholders, and fiduciary duties in the context of a heavily regulated public company, including coverage of compliance with Generally Accepted Accounting Principles (“GAAP”), the Sarbanes Oxley Act, corporate governance, assessment of risk, compliance auditing, and reporting requirements for publicly-traded corporations.

4.	Director Term Limits

The Company’s Corporate Governance Guidelines shall be amended to provide that no person shall serve as a member of the Violin Memory Board for more than ten (10) years.

5.	Meetings in Executive Session

The Company’s Corporate Governance Guidelines shall be amended to provide that the Company shall continue to comply with the executive session requirements of the New York Stock Exchange or the appropriate NASDAQ stock market, as applicable.

6.	Disclosure Committee

The Company will formalize its Disclosure Committee (“Disclosure Committee”) by adopting a Disclosure Committee Charter. The Disclosure Committee members shall consist of the Company’s CEO, Chief Financial Officer, Senior Vice Presidents, General Counsel and Secretary, Vice President and Corporate Controller, Assistant Corporate Controller, Director of Internal Audit, and other officers and/or representatives as the Company may determine from time to time.

The Disclosure Committee will be responsible for effective procedures and protocols to ensure that all of the Company’s public statements, including but not limited to SEC filings, public announcements, and statements to non-Company individuals at public or private meetings, are in compliance with applicable law. The Disclosure Committee will continue to conduct regular meetings prior to the filing of each annual and quarterly report pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and ad-hoc meetings from time to time as directed by the Disclosure Committee Chairperson. The Disclosure Committee Chairperson shall report at least quarterly to the Audit Committee and at least annually to the full Board.

The responsibilities of the Disclosure Committee shall include:

a.	maintaining controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act and other information that the Company may disclose to the public is recorded, processed, summarized, and reported accurately and within the time periods specified in the SEC’s rules and forms;

b.	continuing to design, implement, and monitor the Company’s disclosure controls and procedures;

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c.	continuing to evaluate the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end;

d.	continuing to review the Company’s Exchange Act filings, correspondence to stockholders, and presentations to analysts and investors;

e.	review each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects; and

f.	evaluate the materiality of information and events relating to or affecting the Company, and determine the timing and appropriate method of disclosure of information deemed material.

C.	Audit Committee

The Audit Committee Charter shall be revised as follows:

1.	Composition and Number of Meetings

The Audit Committee Charter shall be revised to require that at least two members of the Audit Committee possess the expertise requirements for audit committee members of the SEC, the New York Stock Exchange or the appropriate NASDAQ stock market, as applicable. The Audit Committee Charter also shall be revised to require that the Audit Committee shall meet, at a minimum, at least eight times annually, including prior to the filing of each of the Company’s periodic reports pursuant to the Exchange Act.

2.	Additional Changes to Audit Committee Charter

The Audit Committee shall oversee the work of the Disclosure Committee. The Audit Committee shall review such ad hoc reports that management may make from time to time and shall meet with one or more representatives of the Disclosure Committee at least once each quarter and more frequently if necessary to effectively supervise the Company’s disclosure function and specific disclosure issues of particular importance.

D.	Compensation Committee

The Board shall adopt a resolution setting forth the following amendment to the Compensation Committee Charter: The Compensation Committee shall recommend for review by the Board annual and long-term performance goals for the CEO, and compensation will be based on whether those performance goals are achieved.

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E.	Claw-Backs

The Company shall comply with any applicable “claw back” rules or regulations of the SEC, the New York Stock Exchange, or the appropriate NASDAQ stock market, as applicable.

F.	Forfeiture of Bonuses and Profits for Restatements

The Company shall comply with any applicable rules and regulations relating to restatements of financial statements of the SEC, the NYSE, or the appropriate NASDAQ stock market, as applicable.

G.	Insider Trading Policy

The Company will disclose its insider trading policy by posting it on the Company’s external website.

H.	Annual Compliance Training; Log of Whistleblower Complaints

At least once a year, the Company shall conduct training for the Company’s employees regarding the Company’s Code of Business Conduct and Ethics. Such training shall be conducted in a manner to be determined by the Company. Additionally, the Company shall maintain a log of all Anonymous Hotline complaints and report to the Chairman of the Audit Committee for a period of at least five years.

II. PLAINTIFF’S EFFORTS CAUSED THE CORRECTIVE CHANGES

As a condition to the parties’ settlement discussions, Defendants will acknowledge that Plaintiff’s actions were the primary cause of the following changes made to the Company’s governance policies in response to Plaintiff’s efforts in prosecuting this Action:

a.	Updated Compensation Committee Charter;

b.	Revised Corporate Governance Guidelines;

c.	Revised Insider Trading and Communications Policy.

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Exhibit B

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

TROY LOWRY, derivatively on behalf of

VIOLIN MEMORY, INC.

Plaintiff,

vs.

DONALD G. BASILE, CORY J. SINDELAR,

DIXON R. DOLL, JR., JEFFERY J.

NEWMAN, HOWARD ALLEN BAIN III,

LAWRENCE J. LANG, DAVID B. WALROD

and MARK N. ROSENBLATT,

Defendants,

-and-

VIOLIN MEMORY, INC.,

Nominal Defendant

CASE NO.: 4:13-cv-05768-YGR

ORDER SETTING SCHEDULE AND

PRELIMINARILY APPROVING PROPOSED SETTLEMENT

The parties to the above-styled shareholder derivative action (the “Derivative Action”), currently pending before the United States District Court for the Northern District of California (the “Court”), having applied pursuant to Federal Rule of Civil Procedure 23.1 for an order preliminarily approving the proposed settlement of the Derivative Action in accordance with the Stipulation and Agreement of Compromise, Settlement and Release entered into by the parties on June 29, 2016 (the “Stipulation”), upon the terms and conditions set forth therein (the “Settlement”); the Court having read and considered the Stipulation and accompanying documents; and all parties having consented to the entry of this Order,

NOW, THEREFORE, IT IS HEREBY ORDERED that:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2. The Court preliminarily approves the Settlement, as embodied in the Stipulation and the exhibits attached thereto, as fair, reasonable and adequate, pending a final hearing on the proposed Settlement as provided herein.

3. For the purposes of the proposed Settlement only, the Court preliminarily finds that the Derivative Action was properly brought as a derivative action for and on behalf of Violin Memory, Inc. (“Violin Memory” or the “Company”) and that Plaintiff fairly and adequately represents the interests of Violin Memory stockholders (“Company Stockholders”) similarly situated in enforcing the rights of the Company.

4. Plaintiff’s counsel is authorized to act on behalf of Company Stockholders with respect to all acts required by the Stipulation or such other acts which are reasonably necessary to consummate the Settlement set forth in the Stipulation.

5. A hearing (the “Settlement Hearing”) shall be held on October 25, 2016 at 2:00 p.m., Pacific Time, at the United States District Court for the Northern District of California, Oakland Courthouse, Courtroom 1 – 4th Floor, 1301 Clay Street, Oakland, California 94612, to:

a.	determine whether the Settlement should be approved as fair, reasonable and adequate;

b.	determine whether an Order and Final Judgment should be entered dismissing the Derivative Action with prejudice;

c.	determine whether counsel for Plaintiff’s application for attorneys’ fees and expenses should be approved; and

d.	rule on such other matters as the Court may deem appropriate.

6. The Court reserves the right to (i) approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to Company Stockholders; and (ii) adjourn the Settlement Hearing or any adjournment thereof, without further notice of any kind to Company Stockholders.

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7. Within ten (10) business days following entry of this Order: (i) the Company shall cause the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K; (ii) the Company shall post a link to the Stipulation and Notice on the Company’s website; (iii) Plaintiff’s Counsel shall publish the Notice through a national wire service; and (iv) and counsel for Plaintiff shall post the Notice on its website. The costs of such forms of notice reflected above shall be borne in accordance with the terms of the Stipulation. The Parties shall, at or before the Final Hearing, file with the Court proof of publication of the required notice.

8. The Court approves, in form and substance, the Notice, and finds that the form and method of notice specified herein constitutes the best notice practicable under the circumstances, constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice and fully satisfies the requirements of due process, Federal Rule of Civil Procedure 23.1 and applicable law.

9. All proceedings and pending deadlines in the Derivative Action, other than such proceedings as may be necessary to effectuate the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court.

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10. Any Company Stockholder who objects to any aspect of the Settlement or the Order and Final Judgment to be entered in the Derivative Action, may appear in person or by his or her attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person other than Counsel for Plaintiff, and counsel for Defendants and the Company shall be heard and no papers, briefs, pleadings or other documents submitted by any Company Stockholder shall be considered by the Court unless, not later than twenty-one (21) days prior to the Settlement Hearing directed herein, or by October 4, 2016: (i) a statement of the objections by the Company Stockholder to the proposed Settlement of the above-captioned action; (ii) the grounds for such objections; and (iii) proof of ownership of Company common stock, as well as all documents or writings such person desires the Court to consider, are filed by such person with the Court, and, on or before such filing, are served by hand or mail on the following:

Counsel for Plaintiff:	KAHN SWICK & FOTI, LLC Melinda A. Nicholson 206 Covington Street Madisonville, LA 70447

Counsel for the Individual Defendants and the Company:	ORRICK HERRINGTON & SUTCLIFFE LLP James N. Kramer M. Todd Scott 405 Howard St. San Francisco, CA 94105

11. Any Company Stockholder who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding unless the Court orders otherwise.

12. All papers in support of the Settlement or the award of attorneys’ fees and expenses shall be filed and served fourteen (14) days prior to the deadline for Company Stockholders to object to the Settlement, or by September 20, 2016, and all reply papers shall be filed and served seven (7) calendar days before the Settlement Hearing, or by October 18, 2016.

13. If the Settlement is approved by the Court following the Settlement Hearing, an Order and Final Judgment will be entered as described in the Stipulation.

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14. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation), and certifications herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect, except for the Company’s, Plaintiff’s and Plaintiff’s counsel’s obligations to pay, in accordance with the terms of the Stipulation, expenses incurred in connection with provision of the notice prescribed by this Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party, shall be deemed an admission, concession or received as evidence in this or any other action or proceeding.

15. The existence of the Stipulation, its contents, and any negotiations, statements, or proceedings in connection therewith will not be argued to be, and will not be construed or deemed to be, a presumption, concession or admission by any of the Released Parties or any other person of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Derivative Action or otherwise or that the Company, Plaintiff, Plaintiff’s counsel or any present or former stockholders of the Company or any other person, have suffered any damage attributable in any manner to any of the Released Parties. Nor shall the existence of the Stipulation and its contents or any negotiations, statements or proceedings in connection therewith be construed as a presumption, concession or admission by Plaintiff or Plaintiff’s counsel of any lack of merit of the Released Claims, or that the Company has not suffered cognizable damages caused by Defendants. The existence of the Stipulation, its contents or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Derivative Action or otherwise, except as may be necessary to effectuate the Settlement. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

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16. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Company Stockholders, and the Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

It is SO ORDERED.

Dated: August 23, 2016	/s/ Yvonne Gonzalez Rogers
HONORABLE YVONNE GONZALEZ ROGERS UNITED STATES DISTRICT JUDGE

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Exhibit C

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

TROY LOWRY, derivatively on behalf of

VIOLIN MEMORY, INC.

Plaintiff,

vs.

DONALD G. BASILE, CORY J. SINDELAR,

DIXON R. DOLL, JR., JEFFERY J.

NEWMAN, HOWARD ALLEN BAIN III,

LAWRENCE J. LANG, DAVID B. WALROD

and MARK N. ROSENBLATT,

Defendants,

-and-

VIOLIN MEMORY, INC.,

Nominal Defendant.

CASE NO.: 4:13-cv-05768-YGR

NOTICE OF SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION

TO: ALL PERSONS WHO OWN SHARES OF VIOLIN MEMORY, INC. (“COMPANY”) COMMON STOCK AS OF JUNE 29, 2016 AND CONTINUE TO OWN SUCH SHARES (“COMPANY STOCKHOLDERS”):

THIS NOTICE IS GIVEN pursuant to an Order of the United States District Court for the United States District Court for the Northern District of California (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above-captioned derivative action (the “Action”).

Because this is a stockholder derivative action brought for the benefit of Violin Memory, Inc., no individual Company stockholder has the right to receive any individual compensation as a result of the settlement of this Action.

The Action involves breach of fiduciary and other claims, brought derivatively on behalf of the Company, against certain of its current and former directors and officers (the “Individual Defendants”), asserting that: (i) the Individual Defendants, while acting as members of the Company’s Board of Directors or as a Company officer, breached their fiduciary duties to the Company by failing to ensure the accurate and timely reporting of the Company’s operating results and financial condition; (ii) certain Individual Defendants were unjustly enriched through, among other things, the compensation they received from the Company at a time when the Company was experiencing losses; and (iii) the Individual Defendants wasted corporate assets in connection with certain Individual Defendants’ compensation, the Company’s initial public offering, and the alleged breaches of fiduciary duties.

YOU ARE HEREBY NOTIFIED THAT, a hearing will be held on October 25, 2016, at 2:00 p.m., before the Honorable Yvonne Gonzales Rogers, at the United States District Court for the Northern District of California, Oakland Courthouse, Courtroom 1 – 4th Floor, 1301 Clay Street, Oakland, California 94612, for the purpose of determining whether the Settlement should be approved as fair, reasonable and adequate, and to consider other matters, including Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses in the amount of $280,000 and whether a final judgment dismissing the Action should be entered.

In accordance with the terms of the Settlement, and in consideration for certain broad releases, the Company has agreed to implement certain corporate-governance reforms within ninety days following final approval of the Settlement. These reforms include:

These reforms include:

(i) the formalization of a disclosure committee, to be overseen by the Audit Committee, and to put effective procedures and protocols in place at the Company designed to:

(a) ensure that all of the Company’s public statements, including but not limited to SEC filings, press releases, and statements to non-Company individuals at public or private meetings, are vetted for accuracy, integrity, and completeness, and

(b) for reviewing with management and the Board its ongoing compliance with these protocols and procedures;

(ii) modifications to the Company’s Corporate Governance Guidelines:

(a) to limit directors’ service of other public company boards and on multiple committees of the Board;

(b) to help ensure that each director fulfills his or her fiduciary oversight duties by devoting sufficient attention to the Company’s business and operations;

(c) to impose a term limit on directors of 10 years; and

(d) to require that a majority of the members of the Board be independent;

(iii) providing for a formal process for stockholder proposals to be evaluated, including an initial evaluation by a committee of at least three independent directors;

(iv) modifications to the charter of the Company’s Audit Committee to provide that at least two members of the Audit Committee possess the expertise requirements for audit committee members of the SEC and to require that the Audit Committee shall meet, at a minimum, at least eight times annually;

(v) institution of director orientation and continuing education;

(vi) modifications to the Company’s charter for the Compensation Committee to provide that the Compensation Committee shall recommend to the Board annual and long-term performance goals for the CEO, and compensation will be based on whether those performance goals are achieved;

(vii) the formalized reporting of any hotline reports to the Chairman of the Audit Committee;

(viii) disclosure of the Company’s Insider Trading policy; and

(ix) annual training for the Company’s employee regarding the Company’s Code of Business Conduct and Ethics.

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Additionally, the Company has made certain changes to the Company’s policies, including the Compensation Committee Charter, Corporate Governance Guidelines, and Insider Trading and Communications Policy, in response to Plaintiff’s efforts in prosecuting the Action.

IF YOU ARE AN OWNER OF COMPANY COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Action and the terms of the Settlement. If you are a current Company Stockholder, you may obtain a copy the Stipulation of Settlement, by visiting the website http://investor.violin-memory.com. Should you have any other questions regarding the proposed Settlement or the Action, please contact:

Counsel for Plaintiff:	KAHN SWICK & FOTI, LLC Melinda A. Nicholson 206 Covington Street Madisonville, LA 70447

Counsel for the Individual Defendants and the Company:	ORRICK HERRINGTON & SUTCLIFFE LLP James N. Kramer M. Todd Scott 405 Howard St. San Francisco, CA 94105

Any objection to the Settlement or to Plaintiff’s application for an award of attorneys’ fees and expenses must be filed with the Clerk of the Court, United States District Court for the Northern District of California, Oakland Courthouse, 1301 Clay Street, Oakland, California 94612) in this case numbered 4:13-cv-05768-YGR, no later than October 4, 2016 and served by hand or first class mail (postage prepaid) for delivery by the same date on counsel for Plaintiff (at the address listed below) and on counsel for Defendants (at the address listed below):

Counsel for Plaintiff:	KAHN SWICK & FOTI, LLC Melinda A. Nicholson 206 Covington Street Madisonville, LA 70447

Counsel for the Individual Defendants and the Company:	ORRICK HERRINGTON & SUTCLIFFE LLP James N. Kramer M. Todd Scott 405 Howard St. San Francisco, CA 94105

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PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: August 23, 2016	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA

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Exhibit D

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

TROY LOWRY, derivatively on behalf of

VIOLIN MEMORY, INC.

Plaintiff,

vs.

DONALD G. BASILE, CORY J. SINDELAR,

DIXON R. DOLL, JR., JEFFERY J.

NEWMAN, HOWARD ALLEN BAIN III,

LAWRENCE J. LANG, DAVID B. WALROD

and MARK N. ROSENBLATT,

Defendants,

-and-

VIOLIN MEMORY, INC.,

Nominal Defendant.

CASE NO.: 4:13-cv-05768-YGR

[PROPOSED] ORDER AND FINAL JUDGMENT

A hearing having been held before this Court (the “Court”) on August 23, 2016, pursuant to the Court’s Order of August 23, 2016 (the “Scheduling and Preliminary Approval Order”), upon a Stipulation and Agreement of Compromise, Settlement and Release, executed on June 29, 2016 (the “Stipulation”), in the above-captioned stockholder derivative action (the “Derivative Action”); the Scheduling and Preliminary Approval Order and the Stipulation being incorporated herein by reference; it appearing that due notice of said hearing was given in accordance with the aforementioned Scheduling and Preliminary Approval Order and that said notice was adequate and sufficient; the parties having appeared by their attorneys of record; the attorneys for the respective parties having been heard in support of the proposed settlement (the “Settlement”) of the Derivative Action; and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the notice; and the entire matter of the Settlement having been considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this          day of                         , 2016, as follows:

1. Unless otherwise defined herein, all defined terms shall have the meanings as set forth in the Stipulation.

2. The Notice of Settlement of Stockholder Derivative Litigation has been given to stockholders of Violin Memory, Inc. (the “Company”) pursuant to and in the manner directed by the Preliminary Approval Order; proof of publication of the required notice was filed with the Court; and full opportunity to be heard has been offered to all parties, Company stockholders and persons in interest. The form and manner of the notice provided is hereby confirmed to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Federal Rule of Civil Procedure 23.1, due process and applicable law, and it is further determined that all Company stockholders are bound by the Order and Final Judgment herein.

3. The Court reconfirms that, for settlement purposes only, the Derivative Action is properly maintained as a shareholder derivative action on behalf of the Company, and that Plaintiff fairly and adequately represented the interests of stockholders similarly situated in enforcing the rights of Company stockholders. Counsel for Plaintiff is authorized to act on behalf of Company stockholders with respect to all acts required by the Stipulation or such other acts which are reasonably necessary to consummate the Settlement set forth in the Stipulation.

4. The Settlement is found to be fair, reasonable and adequate, and is hereby approved pursuant to Federal Rule of Civil Procedure 23.1. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Clerk is directed to enter and docket this Order and Final Judgment in the Action.

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5. This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement and this Final Judgment and over all parties to the Derivative Action.

6. The Derivative Action and the Released Claims are hereby dismissed on the merits with prejudice as to all Defendants in the Derivative Action and against all Released Parties on the merits and, except as provided below in Paragraph 14, without fees or costs.

7. “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, actions taken pursuant to the Stipulation, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, brought or that could be brought derivatively or otherwise by or on behalf of the Company against any of the Released Parties (defined below), which now or hereafter are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that are, were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved or referred to in the Derivative Action. For the avoidance of doubt, the Released Claims do not include any direct claims on behalf of present or former Company stockholders that are being prosecuted in the Securities Class Action.

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8. “Released Parties” means (i) the Defendants, including the Individual Defendants Donald G. Basile, Cory J. Sindelar, Dixon R. Doll, Jeffery J. Newman, Howard A. Bain III, Lawrence J. Lang, David B. Walrod, and Mark N. Rosenblatt, and the nominal defendant Violin Memory; (ii) all other current and former employees, officers, directors and advisers of the Company; and (iii) for each and all of the foregoing persons or entities (but only to the extent such persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

9. Plaintiff, the Company and by operation of law all Company stockholders, shall and hereby do completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Parties from and with respect to any and all of the Released Claims, and will be forever barred and enjoined from commencing, instituting or prosecuting any action or proceeding, in any forum, asserting any of the Released Claims against any of the Released Parties.

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10. Defendants, individually and collectively, shall and hereby do completely, fully, finally and forever release, relinquish, settle and discharge the Plaintiff and counsel for Plaintiff from and with respect to any and all claims arising out of or relating to the initiation, prosecution and resolution of the Derivative Action, excepting any claim to enforce the Stipulation or Settlement.

11. The Releases include any claims of Plaintiff or the Company or any Company stockholder that he, she or it does not know or suspect exist in his, her or its favor at the time of the releases of the Released Claims against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or to object to the Settlement (“Unknown Claims”). Plaintiff and the Company shall have, and all Company stockholders shall be deemed to have, and by operation of the final order and judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Plaintiff and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiff, the Company and all Company stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement Agreement.

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12. Plaintiff, the Company and each and every Company stockholder are hereby permanently barred and enjoined from asserting, commencing, prosecuting, assisting, instigating, continuing or in any way participating in the commencement or prosecution of any action, whether directly, representatively, derivatively or in any other capacity, asserting any of the Released Claims that are released pursuant to this Order and Final Judgment or under the Stipulation.

13. Neither the Stipulation, the Settlement, this Order and Final Judgment, nor any act performed, statement made or document executed pursuant to or in furtherance of the Settlement is or may be construed or deemed to be, a presumption, concession or admission (i) by any of the Released Parties or any other person of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Derivative Action or otherwise or that the Company, Plaintiff, counsel for Plaintiff, any present or former stockholders of the Company, or any other person, have suffered any damage attributable in any manner to any of the Released Parties; or (ii) by Plaintiff or counsel for Plaintiff of any lack of merit of the Released Claims, or that the Company has not suffered cognizable damages caused by Defendants. The existence of the Stipulation and its contents, the Settlement, this Order and Final Judgment or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Derivative Action or otherwise, except as may be necessary to effectuate the Settlement. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

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14. Counsel for Plaintiff are hereby awarded attorneys’ fees and expenses in the total amount of $[                    ], which sum the Court finds to be fair and reasonable, and which shall be paid to Counsel for Plaintiff in accordance with the terms of the Stipulation. Plaintiff is hereby awarded incentive award in the total amount of $[                    ], which sum shall be paid out of counsel for Plaintiff’s attorneys’ fees and expenses award.

15. The effectiveness of the Order and Final Judgment and the obligations of Plaintiff, counsel for Plaintiff, the Company, Company stockholders and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal that relates solely to the issue of attorneys’ fees and expenses.

16. The Court further orders, adjudges and decrees that all other relief be, and is hereby, denied, and that this Order and Final Judgment disposes of all the claims and all the parties in the above-styled and numbered stockholder derivative action.

17. Without affecting the finality of this Order and Final Judgment in any way, this Court retains jurisdiction over all matters relating to the administration and consummation of the Settlement and all parties hereto for the purpose of construing, enforcing and administering the Settlement.

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18. In the event that the Settlement does not become effective or that Defendants exercise their right to terminate the Settlement in accordance with the terms of the Stipulation, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided for and in accordance with the Stipulation.

Dated:

HONORABLE YVONNE GONZALEZ ROGERS UNITED STATES DISTRICT JUDGE

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